EXHIBIT NO. 99.16(a)

MFS High Income Fund

POWER OF ATTORNEY

The undersigned, Trustees of Massachusetts Investors Growth Stock Fund (the “Registrant”), hereby severally constitutes and appoints Mark N. Polebaum, Susan S. Newton, Christopher R. Bohane, Timothy M. Fagan, Susan A. Pereira and Brian E. Langenfeld, and each of them singly, as true and lawful attorneys, with full power to them and each of them to sign for each of the undersigned, in the names of, and in the capacities indicated below, the Registration Statement on Form N-14 with respect to the proposed transfer of all of the assets of MFS Floating Rate High Income Fund to MFS High Income Fund, in exchange solely for the assumption of certain identified liabilities of MFS Floating Rate High Income Fund and the issuance to MFS Floating Rate High Income Fund of shares of beneficial interest in MFS High Income Fund (the “Reorganization”) and any and all amendments thereto and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission for the purpose of registering the Registrant as a management investment company under the Investment Company Act of 1940 and/or the shares issued in the Reorganization by the Registrant under the Securities Act of 1933 granting unto my said attorneys, and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary or desirable to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hand on this 24th Day of February, 2009.

ROBERT E. BUTLER Robert E. Butler	Trustee

LAWRENCE H. COHN Lawrence H. Cohn	Trustee

MAUREEN R. GOLDFARB Maureen R. Goldfarb	Trustee

DAVID H. GUNNING David H. Gunning	Trustee

WILLIAM R. GUTOW William R. Gutow	Trustee

MICHAEL HEGARTY Michael Hegarty	Trustee

J. ATWOOD IVES J. Atwood Ives	Trustee

JOHN P. KAVANAUGH John P. Kavanaugh	Trustee

ROBERT J. MANNING Robert J. Manning	Trustee

ROBERT C. POZEN Robert C. Pozen	Trustee

J. DALE SHERRATT J. Dale Sherratt	Trustee

LAURIE J. THOMSEN Laurie J. Thomsen	Trustee

ROBERT W. UEK Robert W. Uek	Trustee